Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

Amendment No. 1

to

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET, NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 7544

(Name, address and telephone number of agent for service)

WEATHERFORD INTERNATIONAL, LLC

(Exact name of obligor as specified in its charter)

DELAWARE	04-2515019
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2000 ST. JAMES PLACE, HOUSTON	77056
(Address of principal executive offices)	(Zip code)

11.000% Senior Unsecured Notes due 2024

(Title of the indenture securities)

Item 1.  General Information.

Furnish the following information as to the trustee.

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.  Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Not applicable.

Item 3.  Voting securities of the trustee.

Furnish the following information as to each class of voting securities of the trustee:

As of October 3, 2019 (Insert date within 31 days).

Title of Class	Amount Outstanding

Common Shares	212,730,867 shares

Item 4.  Trusteeships under other indentures.

Deutsche Bank Trust Company Americas (“DBTCA”) is the indenture trustee under (a) that certain Indenture, dated as of October 1, 2003, as amended, restated, modified, supplemented or replaced from time to time (the “2003 Indenture”), by and among DBTCA, as Trustee, Weatherford International Ltd. (“Weatherford Bermuda”), as Issuer, and Weatherford International, plc (“Weatherford Ireland”) and Weatherford International, LLC (f/k/a Weatherford International, Inc.) (“Weatherford Delaware”, and collectively with Weatherford Bermuda and Weatherford Ireland, “Weatherford”), as Guarantors, pursuant to which Weatherford Bermuda issued (i) those certain 5.125% Senior Notes due 2020; (ii) those certain 7.75% Senior Notes due 2021; (iii) those certain 5.875% Exchangeable Senior Notes due 2021; (iv) those certain 4.50% Senior Notes due 2022; (v) those certain 8.25% Senior Notes due 2023; (vi) those certain 9.875% Senior Notes due 2024; (vii) those certain 6.50% Senior Notes due 2036; (viii) those certain 7.00% Senior Notes due 2038; (ix) those certain 9.875% Senior Notes due 2039; (x) those certain 6.75% Senior Notes due 2040; and (xi) those certain 5.95% Senior Notes due 2042; and (b) that certain Indenture, dated as of June 18, 2007, as amended, restated, modified, supplemented or replaced from time to time (the “2007 Indenture”, and together with the 2003 Indenture, the “Indentures”, and each an “Indenture”), by and among DBTCA, as Trustee, Weatherford Delaware, as Issuer, and Weatherford Ireland and Weatherford Bermuda, as Guarantors, pursuant to which Weatherford Delaware issued (i) those certain 9.875% Senior Notes due 2025; and (ii) those certain 6.80% Senior Notes due 2037.  The notes listed above issued pursuant to the Indentures are referred to herein collectively as the “Old Notes”.

Events of Default have occurred under the terms of the Indentures with respect to all of the Old Notes based on Weatherford’s commencement of bankruptcy cases (the “Chapter 11 Cases”) on July 1, 2019, by the filing of voluntary petitions for relief under chapter 11 of title 11 of the United States Code (i.e., the Bankruptcy Code) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

On September 11, 2019, the Bankruptcy Court entered an Order confirming Weatherford’s plan of reorganization, the Second Amended Joint Prepackaged Plan of Reorganization for Weatherford International plc and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (the “Second Amended Plan”).  The Second Amended Plan will become effective on the date on which all conditions to the effectiveness of the Second Amended Plan have been satisfied or waived (the “Effective Date”).

Pursuant to the Second Amended Plan, Weatherford will offer, pursuant to a rights offering (the “Rights Offering”), to holders (collectively, the “Allowed Claim Holders”) of the Old Notes subscription rights to acquire each such Allowed Claim Holder’s corresponding pro rata share of up to $1.6 billion aggregate principal amount of 11.000% Senior Unsecured Notes due 2024 (the “2024 Notes”) for cash.  Additionally, $500 million aggregate principal amount of the 2024 Notes will be issued on a pro rata basis to Allowed Claim Holders.

In connection with the Rights Offering, Weatherford entered into a backstop commitment agreement with certain holders of the Old Notes (the “Backstop Parties”) pursuant to which the Backstop Parties will commit to purchase any 2024 Notes not subscribed for in the Rights Offering.

As contemplated by the Second Amended Plan, the 2024 Notes will be issued by Reorganized Weatherford Delaware and/or Reorganized Weatherford Bermuda, or both, on the Effective Date of the Second Amended Plan, and will be governed by a new indenture (the “New Indenture”).  This Form T-1 is being filed as an exhibit to the Amendment No. 3 to Form T-3 being filed to qualify such New Indenture.

There would be no “conflicting interest” within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939 based on DBTCA acting as indenture trustee under the New Indentures because, pursuant to the terms of the Second Amended Plan, the Indentures and all of the Old Notes shall be fully released, terminated, extinguished and discharged on the Effective Date of the Second Amended Plan and before the execution of the New Indenture and the issuance of the 2024 Notes (except that the Indentures and all of the Old Notes shall continue in effect for the limited purpose of allowing holders of claims thereunder to receive, and the indenture trustee to in its capacity as Distribution Agent under the Second Amended Plan make, distributions thereunder, and permitting the indenture trustee to exercise its charging lien against such distributions for payment of any unpaid portion of its fees and expenses, and shall terminate completely upon completion of the distributions with respect to specific claims, all in connection with the Chapter 11 Cases and as set forth in the Second Amended Plan).

Items 5 - 12.                            Not applicable.

Item 13.  Defaults by the obligor.        See response to Item 4.

Items 14 – 15.                  Not applicable.

Item 16.  List of exhibits.

Exhibit 1 -

Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -

Existing By-Laws of Deutsche Bank Trust Company Americas, incorporated herein by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25.1 to the Form T-3, dated June 28, 2019, of file number 022-29075-48.

Exhibit 5 -

Each Indenture referred to in Item 4 under which the obligor is currently in default, including the (i) Indenture, dated October 1, 2003, (the “2003 Indenture”) among Weatherford Bermuda, as issuer, Weatherford Delaware and Weatherford Ireland, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed October 2, 2003, File No. 1-31339; (ii) Officer’s Certificate, dated August 7, 2006, in connection with the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed August 7, 2006, File No. 1-31339; (iii) First Supplemental Indenture, dated March 25, 2008, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed March 25, 2008, File No. 1-31339; (iv) Second Supplemental Indenture, dated January 8, 2009, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed January 8, 2009, File No. 1-31339; (v) Fourth Supplemental Indenture, dated September 23, 2010, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford International Ltd. (Switzerland)’s Current Report on Form 8-K filed September 22, 2010, File No. 1-34258; (vi) Fifth Supplemental Indenture, dated April 4, 2012, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford International Ltd. (Switzerland)’s Current Report on Form 8-K filed April 4, 2012, File No. 1-34258; (vii) Ninth Supplemental Indenture, dated June 7, 2016, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed June 7, 2016, File No. 1-36504; (viii) Tenth Supplemental Indenture, dated June 17, 2016, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed June 17, 2016, File No. 1-36504; (ix) Eleventh Supplemental Indenture, dated November 18, 2016, to the 2003 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed November 21, 2016, File No. 1-36504, and Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed June 29, 2017, File No. 1-36504; (x) Indenture, dated June 18, 2007, (the “2007 Indenture”) among Weatherford Delaware, as issuer, Weatherford Bermuda and Weatherford Ireland, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, incorporated herein by reference to Exhibit 4.1 to Weatherford Bermuda’s Current Report on Form 8-K filed on June 18, 2007, File No. 1-31339; (xi) First Supplemental Indenture, dated June 18, 2007, to the 2007 Indenture, incorporated herein by reference to Exhibit 4.2 to Weatherford Bermuda’s Current Report on Form 8-K filed on June 18, 2007, File No. 1-31339; and (xii) Sixth Supplemental Indenture, dated February 28, 2018, to the 2007 Indenture, incorporated herein by reference to Exhibit 4.1 to Weatherford Ireland’s Current Report on Form 8-K filed on March 5, 2018, File No. 1-36504.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority — filed herewith.

Exhibit 8 -	Not applicable.

Exhibit 9 -	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 23rd day of October, 2019.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Irina Golovashchuk
By:	Name: Irina Golovashchuk
Title: Vice President